Exhibit 10.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

This agreement (“Agreement”) is made by and between

The University of Zürich
Rämistrasse 71, CH-8006 Zürich (SWITZERLAND)

(hereinafter referred to as UNIVERSITY)

and

Viventia BioInc.
147 Hamelin Street
Winnipeg MB, R3T 3Z1 (CANADA)

(“LICENSEE”)

This Agreement is effective January 9, 2003 (“Effective Date”).

RECITALS

WHEREAS, UNIVERSITY is owner of Patent Rights as defined below on a stabilized [***] termed [***] (“Invention”);

WHEREAS, LICENSEE entered into an Option Agreement with UNIVERSITY, effective March 19, 2002, (“Option Agreement”), for the purpose of negotiating this Agreement;

WHEREAS, UNIVERSITY is desirous that the Invention be developed and utilized to the fullest possible extent so that its benefits can be enjoyed by the general public;

WHEREAS, LICENSEE wishes to obtain, and UNIVERSITY is willing to grant, an exclusive license to the Patent Rights on the terms and conditions set out below.

NOW, THEREFORE, the parties agree:

ARTICLE 1.  DEFINITIONS

The terms, as defined herein, shall have the same meanings in both their singular and plural forms.

1.1                               “Affiliate” means any corporation or other business entity in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors.

1.2                               “Sublicensee” means a third party to whom LICENSEE grants a sublicense of certain rights granted to LICENSEE under this Agreement.

1.3                               “Field” means the treatment, [***], and [***] of disease in humans by [***] or [***] fragments, whether by themselves or in combination with other materials or methods.

1.4                               “Territory” means world-wide.

1.5                               “Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.

1.6                               “Patent Rights” means any of the patent applications set forth in Attachment A to this Agreement and any other patents or patent applications now or in the future owned or controlled by UNIVERSITY, including those jointly-owned or jointly-controlled by UNIVERSITY and LICENSEE, describing or claiming the Invention (including methods of making or using same) and continuing applications thereof including divisions, substitutions, and continuations-in-part; any patents issuing on said applications including reissues, reexaminations and extensions.

1.7                               “Licensed Method” means any method that is covered by Patent Rights the use of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement of any pending or issued and unexpired Valid Claim within Patent Rights.

1.8                               “Licensed Product” means any [***] or product that is covered by the claims of Patent Rights, or that is produced by the Licensed Method, the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to LICENSEE by UNIVERSITY herein, an infringement of any pending or issued and unexpired Valid Claim within the Patent Rights.

1.9                               “Net Sales” means the total of the gross invoice prices of Licensed Products sold by LICENSEE, its Sublicensee, an Affiliate, a distributor or any combination thereof, to end-user customers of Licensed Products less the sum of the following actual and customary deductions where applicable and separately itemized on the invoice and actually paid or allowed:  cash, trade, or quantity discounts; value added, sales or use taxes, and custom duties; transportation charges; or credits to customers because of rejections or returns. Net Sales shall be calculated on the price from Licensee, a sublicensee, a distributor or their Affiliates to the first purchaser who is an end-user and not on sales between or among Licensee, sublicensees, distributors or their Affiliates for the purpose of resale.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.10                        “Patent Costs” means all out-of-pocket expenses for the preparation, filing, prosecution, and maintenance of all patents included in Patent Rights in at least the following countries: US, Canada, Japan, Europe (i. e. the following EPC-countries; AT, BE, CH, DE, DK, FR, GB, IT, NL, SE).

1.11                        “Valid Claim” means a claim of the Patent Rights which has not been withdrawn, canceled, or disclaimed, nor held invalid by a court of competent jurisdiction in any unappealed or unappealable decision in the country where the product or process was made, use or sold by LICENSEE, its Affiliate or sublicensee.

ARTICLE 2.  GRANTS

2.1                               License.  Subject to the limitations set forth in this Agreement, UNIVERSITY hereby grants to LICENSEE, and LICENSEE hereby accepts, a royalty bearing, exclusive license (with the right to sublicense) under Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products and to practice Licensed Methods, in the Field within the Territory and during the Term.

The license granted herein is exclusive for Patent Rights and UNIVERSITY shall not grant to third parties a further license under Patent Rights in the Field, within the Territory and during the Term.

Upon expiration of each patent within the Patent Rights, Viventia shall have a fully paid-up, royalty-free license under such patent in the respective country to make, have made, use, sell, offer for sale, and import Licensed Products and to practice the Licensed Methods, in the Field.

2.2                               Sublicense.

(a)                                 The license granted in Paragraph 2.1 includes the right of LICENSEE to grant sublicense to third parties during the Term.

(b)                                 With respect to sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(1) to the extent applicable, include all of the rights of and obligations due to UNIVERSITY and contained in this Agreement;

(2) promptly provide UNIVERSITY with a copy of each sublicense issued; and

(3) collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)                                  Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all sublicenses.

2.3                               Reservation of Rights.  UNIVERSITY reserves the right to:

(a)                                 use the Invention, and Patent Rights for educational and research purposes;

(b)                                 notwithstanding the provisions of Paragraph 5.1.b publish or otherwise disseminate any information about the Invention at any time; and

(c)                                  allow other academic, nonprofit institutions to use Invention, and Patent Rights for educational and non-commercial research purposes in their facilities, subject to a written agreement from such institution acknowledging such restriction and agreeing that no Licensed Products will be transferred to any other person or institution. LICENSEE shall have the right to consult UNIVERSITY in setting up such written agreements and UNIVERSITY shall consider LICENSEE’s comments in good faith.

ARTICLE 3.  CONSIDERATIONS

3.1                               Fees and Royalties.  The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial considerations for the license granted herein to LICENSEE under Patent Rights. LICENSEE shall pay UNIVERSITY:

(a)                                 a license issue fee of fifty thousand United States Dollars (US$ 50,000) upon execution of the this Agreement;

(b)                                 milestone payments in the amounts payable according to the following schedule or events by LICENSEE, its Affiliates or sublicensees with respect to the first Licensed Product:

Amount	Event

(1) US$ 250,000-	Completion of first Phase II clinical studies

(2) US$ 250,000-	First Filing of a New Drug Application (NDA) or equivalent

(3) US$ 500,000-	Within 30 days of completion of regulatory agency review of New Drug Application (NDA) or equivalent, regardless whether the NDA or equivalent is approved or not

(c)                                  an earned royalty of four percent (4%) on Net Sales of Licensed Products by LICENSEE, its Affiliates, or sublicensees; If LICENSEE is required

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to pay royalties to third parties on sales of Licensed Products under patents claiming the composition and/or method of making or using such Licensed Products and the resulting aggregate royalty rate is 10% or greater, then the royalty rate will be adjusted as follows: The royalty rate payable to UNIVERSITY will be reduced to a rate determined by multiplying the royalty rate by a fraction, the numerator of which is 10% and the denominator of which is the aggregate royalty rate, provided that University shall not receive less than 2% royalties.

All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(c) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

3.2                               Patent Costs. LICENSEE shall reimburse UNIVERSITY all Patent Costs within thirty (30) days following receipt by LICENSEE of an itemized invoice from UNIVERSITY.

3.3                               Due Diligence.

(a)                                 LICENSEE shall:

(1)                                 diligently proceed with the development, manufacture and sale of Licensed Products;

(2)                                 upon market entry on a country-by-country basis, use its reasonable efforts to promote the sale of the Licensed Products in the Territory as widely as its resources reasonably permit and reasonably fill the market demand for Licensed Products at any time during the term of this Agreement; and

(3)                                 obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

(b)                                 If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.3(a)(1)-(3), then UNIVERSITY shall have the right to demand a development and, if applicable, marketing plan, detailing key activities and expected timetables. If UNIVERSITY rejects such a plan, the Parties shall meet to discuss in good faith possible amendments to the development and/or marketing plan. In the absence of agreement to such amendments the UNIVERSITY shall have the right and option to terminate this Agreement. If LICENSEE disagrees with such termination it shall have the right within 60 days of the notification of termination to seek arbitration as foreseen in clause 10.6. The arbitrators shall decide whether the termination is justified or not and if the conclude that the termination is not justified decide which amendments to the development and/or marketing plan shall be done.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4.  REPORTS, RECORDS AND PAYMENTS

4.1                               Reports.

(a)                                 Progress Reports.

(1)                                 Beginning January 1, 2004 and ending on the date of first commercial sale of a Licensed Product, LICENSEE shall submit to UNIVERSITY annual progress reports covering LICENSEE’s (and Affiliate’s and Sublicensee’s) activities to develop and test all Licensed Products and obtain governmental approvals necessary for marketing the same. Such reports shall include a summary of work completed; summary of work in progress; current schedule of anticipated events or milestones; market plans for introduction of Licensed Products; and summary of resources spent in the reporting period.

(2)                                 LICENSEE shall also report to UNIVERSITY, in its immediately subsequent progress report, the date of first commercial sale of a Licensed Product in each country.

(b)                                 Royalty Reports.  After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY quarterly royalty reports on a schedule to be determined by LICENSEE based on its fiscal year or other related license agreements.. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed quarter and shall show:

(1)                                 the gross sales, deductions as provided in Paragraph 1.9, and Net Sales during the most recently completed quarter and the royalties payable with respect thereto;

(2)                                 the number of each type of Licensed Product sold;

(3)                                 sublicense fees and royalties received during the most recently completed quarter, payable with respect thereto;

(4)                                 the method used to calculate the royalties; and

(5)                                 the exchange rates used.

If no sales of Licensed Products has been made and no sublicense revenues has been received by LICENSEE during any reporting period, LICENSEE shall so report.

4.2                               Records & Audits.

(a)                                 LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and sublicense fees received under this Agreement.  Such records

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall be retained by LICENSEE for at least three (3) years following a given reporting period.

(b)                                 All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by an independent public accountant selected by UNIVERSITY and reasonably acceptable to LICENSEE and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments; such accountant shall not be retained on a contingency-fee basis or on any other terms by which the accountant’s compensation depends on the results of the audit. Such accountant shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the reasonable cost of the audit as well as any additional sum that would have been payable to UNIVERSITY had the LICENSEE reported correctly, plus an interest charge at a rate of ten percent (10%) per year. Such interest shall be calculated from the date the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE. For underpayment not in excess of five percent (5%) for any twelve (12) month period, LICENSEE shall pay the difference within thirty (30) days without interest charge or inspection cost.

4.3                               Payments.

(a)                                 All fees due UNIVERSITY shall be paid in accordance with Attachment B:

(b)                                 Royalty Payments.

(1)                                 LICENSEE shall pay earned royalties quarterly on a schedule to be determined by LICENSEE based on its fiscal year or other related license agreements. Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar quarter.

(2)                                 Royalties earned on sales occurring or under sublicense granted pursuant to this Agreement shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by LICENSEE in fulfillment of UNIVERSITY’ tax liability in any particular country may be credited against earned royalties or fees due UNIVERSITY for that country.  LICENSEE shall pay all bank charges resulting from the transfer of such royalty payments.

(3)                                 In the event that any patent or patent claim within Patent Rights is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the date of such final decision, that are based on another patent or claim not involved in such final decision.

(c)                                  Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of ten percent (10%) per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.

ARTICLE 5.  PATENT MATTERS

5.1                               Patent Prosecution and Maintenance.

(a)                                 LICENSEE, at its own expense, shall be responsible for and have control over the filing, prosecution and maintenance of patents and patent applications in Patent Rights, including the appointment of local patent counsel as agents of record.  All patents and patent applications in Patent Rights shall be assigned solely to UNIVERSITY and LICENSEE shall be acting in the best interest of UNVERSITY in filing, prosecuting and maintaining Patent Rights.

(b)                                 UNIVERSITY shall provide LICENSEE with all necessary information including patent application drafts in order to enable LICENSEE to file, prosecute and maintain patents and patent applications in Patent Rights.  LICENSEE shall consult in good faith with UNIVERSITY as to the content of all applications and papers to be filed, and shall act in good faith upon comments received from UNIVERSITY.  UNIVERSITY shall ensure that no public disclosures are made prior to filing of patent applications. LICENSEE shall provide UNIVERSITY with copies of all documentation relating to the filing, prosecution and maintenance of Patent Rights and UNIVERSITY shall keep this documentation confidential.

(c)                                  LICENSEE shall apply for an extension of the term of any patent in Patent Rights if appropriate under the US Drug Price Competition and Patent Term Restoration Act and/or European, Japanese and other counterparts thereof. LICENSEE shall prepare all documents for such application, and UNIVERSITY shall execute such documents and take any other additional action as LICENSEE reasonably requests in connection therewith.

5.2                               Patent Infringement.

(a)                                 If LICENSEE learns of any substantial infringement of Patent Rights, LICENSEE shall so inform UNIVERSITY and provide UNIVERSITY with reasonable evidence of the infringement.  Neither party shall notify a third party of the infringement of Patent Rights without the consent of the other party.  Both parties shall use reasonable efforts and cooperation to terminate infringement without litigation.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 LICENSEE may request UNIVERSITY to take legal action against such third party for the infringement of Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to LICENSEE. If the infringing activity has not abated ninety (90) days following LICENSEE’s request, UNIVERSITY shall elect to or not to commence suit on its own account. UNIVERSITY shall give notice of its election in writing to LICENSEE by the end of the one-hundredth (100th) day after receiving notice of such request from LICENSEE. LICENSEE may thereafter bring suit for patent infringement in its own name (and in the name of UNIVERSITY if necessary) and at its own expense, if and only if UNIVERSITY elects not to commence suit and the infringement occurred in a jurisdiction where LICENSEE has an exclusive license under this Agreement. If LICENSEE elects to bring suit, UNIVERSITY may join that suit at its own expense.

(c)                                  Recoveries from actions brought pursuant to Paragraph 5.2(b) shall belong to the party bringing suit except that in the event that LICENSEE brings suit for infringement of Patent Rights and an acceptable settlement is entered into or monetary damages are awarded in a final non-appealable judgment, UNIVERSITY shall be reimbursed for any amount which would have been due to UNIVERSITY under this Agreement if the products sold by the infringer actually had been sold by LICENSEE. Legal actions brought jointly by UNIVERSITY and LICENSEE and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

(d)                                 Each party shall cooperate with the other in litigation proceedings at the expense of the party bringing suit.  Litigation shall be controlled by the party bringing the suit, except that UNIVERSITY may choose to be represented by counsel of its choice (at its expense) in any suit brought by LICENSEE.

5.3                               Patent Marking.  LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

ARTICLE 6.  GOVERNMENTAL MATTERS

6.1                               Governmental Approval or Registration.  If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to any government reporting or approval requirement. LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 7.  TERMINATION OF THE AGREEMENT

7.1                               Termination by UNIVERSITY.

(a)                                 If LICENSEE fails to perform or violates any term of this Agreement, then UNIVERSITY may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the default within sixty (60) days of the Notice of Default with respect to the failure to make payments required under this Agreement or within one hundred twenty (120) days for any other breach, UNIVERSITY may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY.

(b)                                 UNIVERSITY shall have the right to terminate this Agreement by giving written notice, in the event of filing by LICENSEE of a petition of bankruptcy or insolvency or both, or in the event of an adjudication that LICENSEE is bankrupt or insolvent or both, or after filing by LICENSEE of any petition or pleading asking reorganization, readjustment or rearrangement of its business under any law relating to bankruptcy or insolvency, or upon or after appointment of a receiver for all or substantially all of the property of LICENSEE or upon or after the making of any assignment for the benefit of creditors or upon or after the institution of any proceedings for the liquidation or winding-up of LICENSEE’s business or for the termination of its corporate charter, and this Agreement shall terminate upon the date specified in such written notice.

7.2                               Termination by Licensee.

(a)                                 LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a ninety (90) day written notice to UNIVERSITY.  Said notice shall state LICENSEE’s reason for terminating this Agreement.

(b)                                 Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3                               Survival on Termination. The following Paragraphs and Articles shall survive the termination of this Agreement:

(a)                                 Article 4 (REPORTS, RECORDS AND PAYMENTS);

(b)                                 Paragraph 7.4 (Disposition of Licensed Products on Hand);

(c)                                  Paragraph 8.2 (Indemnification);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Article 9 (USE OF NAMES AND TRADEMARKS);

(e)                                  Paragraph 10.2 hereof (Secrecy); and

(f)                                   Paragraph 10.5 (Failure to Perform).

7.4                               Disposition of Licensed Products on Hand. Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of one hundred and twenty (120) days of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

ARTICLE 8.  LIMITED WARRANTY AND INDEMNIFICATION

8.1                               Limited Warranty.

(a)                                 UNIVERSITY warrants that it has the lawful right to grant this license, that Attachment A to this Agreement is a complete list of all patents and applications owned or controlled by UNIVERSITY pertaining to the Invention, and that it has good and sufficient title to the Licensed Patents to grant the licenses herein free and clear of the rightful claim of any third party.

(b)                                 The license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied.  UNIVERSITY makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.

(c)                                  In no event shall UNIVERSITY be liable for any incidental, special or consequential damages resulting from exercise of the  license granted herein or the use of the Invention, Licensed Product, or Licensed Method.

(d)                                 Nothing in this Agreement shall be construed as:

(1)                                 a warranty or representation by UNIVERSITY as to the validity or scope of any Patent Rights;

(2)                                 a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(3)                                 an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 5.2 hereof;

(4)                                 conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than Patent Rights as defined in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights;

(5)                                 an obligation to furnish any know-how not provided in Patent Rights.

8.2                               Indemnification.

(a)                                 LICENSEE shall indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense.  This indemnification shall include, but not be limited to, any product liability.

(b)                                 LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance.

(c)                                  UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article.  LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

ARTICLE 9.  USE OF NAMES AND TRADEMARKS

9.1                               Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing).

9.2                               UNIVERSITY may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall not disclose the financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so.

ARTICLE 10.  MISCELLANEOUS PROVISIONS

10.1                        Correspondence.  Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a)                                 on the date of delivery if delivered in person, or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 five (5) days after mailing if mailed by registered mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

If sent to LICENSEE:

Viventia Bio, Inc.

147 Hamelin Street

Winnipeg MD, R3T 3Z1 (CANADA)

Attention:  Mr. Stephen A. Hurly

If sent to UNIVERSITY:

University of Zurich

c/o Unitectra; Ref. UZ-03/064
Scheuchzerstrasse 21; CH-8006 Zurich (SWITZERLAND)

10.2                        Secrecy.

(a)                                 “Confidential Information” shall mean information relating to the Invention or activities hereunder disclosed by one party to the other during the term of this Agreement, which if disclosed in writing shall be marked “Confidential.”

(b)                                 The Receiving party of any such Confidential Information shall:

(1)                                 use the Confidential Information for the sole purpose of performing under the terms of this Agreement;

(2)                                 safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

(3)                                 not disclose Confidential Information to others (except to its employees, agents or consultants who are bound to it by a like obligation of confidentiality) without the express written permission of the Disclosing party, , except that the Receiving party shall not be prevented from using or disclosing any of the Confidential Information that:

(i)                                     it can demonstrate by written records was previously known to it;

(ii                                      is now, or becomes in the future, public knowledge other than through acts or omissions of it; or

(iii)                               is lawfully obtained by it from sources independent of Disclosing party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)                              is required to be disclosed by government authority; provided; however, that Receiving party has provided reasonable advance notice of the impending disclosure to Disclosing party and will disclose the Confidential Information to the extent necessary and to such authority only.

(c)                                  The obligations of the Receiving party with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this Agreement.

10.3                        Assignability. UNIVERSITY and LICENSEE each agree that their rights and obligations under this Agreement may not be transferred or assigned to a third party without the prior written consent of the other party thereto, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, in the event of a merger, consolidation or similar reorganization of either Party with or into another party, or in the event of a sale of all or substantially all of the assets of a Party or the business unit or product to which this Agreement pertains, this Agreement shall be assigned to or become the obligation and liability of the acquiring entity, subject to written notification of such acquisition or merger to the other Party.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties..

10.4                        No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5                        Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

10.6                        Governing Laws; Arbitration. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SWITZERLAND, except that matters concerning the validity or infringement of any patent shall be governed by the national laws of the jurisdiction issuing such patent.

All disputes, differences or controversies arising out of or in connection with this Agreement, its interpretation, performance, or termination, which may arise between the Parties arising out of, or related to, this Agreement shall be amicably settled between the Parties.  In case of failure of amicable settlement between the Parties, it shall be finally settled by binding arbitration conducted in accordance with the Rules of Concilliation and Arbitration of the International Chamber of Commerce (Paris, France) (the “ICC”). The arbitration panel shall be composed of three arbitrators, one of whom shall be selected by UNIVERSITY, one of whom shall be selected by LICENSEE and the third of whom shall be selected by the two so selected. If both or either of UNIVERSITY OR LICENSEE

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fails to select an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to select a third arbitrator within fourteen (14) days after their appointment, the ICC shall, in accordance with said rules, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel.  The venue of arbitration shall be Zurich.

The Parties shall share the costs of the arbitration, including administrative and arbitrators’ fees equally.  Each Party shall bear its own costs and attorneys’ and witnesses’ fees; provided, however, that the prevailing Party, as determined by the arbitration panel, shall be entitled to an award against the other Party in the amount of the prevailing Party’s costs and reasonable attorneys’ fees.  The arbitration award shall be final and each Party shall comply in good faith and submit itself to the jurisdiction of the appropriate courts in Zurich for the sole purpose of the entry of such arbitrator’s award to render effective such arbitration decision.

10.7                        Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.

10.8                        Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9                        Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

10.10                 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

10.11                 Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this amended and restated Agreement, in duplicate originals, by their respective and duly authorized officers on 14 October, 2015.

UNIVERSITY

Date:	October 14, 2015
By:	Prof. Dr. Andreas Plückthun	/s/ Dr. Andreas Plückthun
(Signature)

Date:	October 14, 2015
By:	Prof. Dr. Christoph Hock	/s/ Dr. Christoph Hock
	Vice President	(Signature)

LICENSEE
VIVENTIA BIO, INC.

Date:	October 14, 2015
By:	Stephen A. Hurly	/s/ Stephen A. Hurly
	President and CEO	(Signature)

Date:	October 14, 2015
By:	Erick J. Lucera	/s/ Erick J. Lucera
	Chief Financial Officer	(Signature)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment B

Payments

[***]